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                                             EXHIBIT 3(a)

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    --------------------------------------

   Adopted in accordance with the provisions of Sections 242 and 245 of the
               General Corporation Law of the State of Delaware
                    --------------------------------------

     The undersigned, Terry L. Kendall, President of Golden American Life Insurance Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Golden American Life Insurance Company. The Corporation was originally incorporated in the State of Minnesota under the name St. Paul Life Insurance Company as a domestic insurance corporation. The Corporation's original; articles of incorporation were filed with the Department of State of the State of Minnesota on January 2, 1973 (the "Original Certificate"). A number of amendments have thereafter been made to the Original Certificate by means of various certificates of amendment and restatement, all of which were also filed in Minnesota.

     2. the Corporation has been redomesticated from the State of Minnesota to the State of Delaware, effective as of the date of the filing of this certificate, pursuant to Section 4946 of the Delaware Insurance Code (18 DEL. C.S 4946) and all other applicable provisions o f Delaware and Minnesota law. A Certificate of Incorporation incorporating all of the provisions of the Original Certificate, as amended, has today been filed as the Delaware Certificate of Incorporation of the Corporation to implement the Corporation's redomestication to Delaware. The Corporation is now filing this Restated Certificate of Incorporation to amend and restate such Delaware Certificate of Incorporation and to eliminate unnecessary provisions included therein.

     3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of the Corporation is Golden American Life Insurance Company.

                                  ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1001 Jefferson Street, Suite 550, Wilmington, New Castle County, Delaware 19801. The Corporation is its own registered agent at that address.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 250,000. All such shares are to be common stock, par value of Ten Dollars ($10) per share, and are to be of one class.

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                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                  ARTICLE VI

     The number of directors constituting the Board of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

                                  ARTICLE VII

     Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                 ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law made by the Board of Directors.

                                  ARTICLE IX

     A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     4. That such Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.



                                      -2-
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     IN WITNESS WHEREOF, the undersigned has executed this Restated
Certificate of Incorporation as of this 21ST day of December, 1993.

                                        By:  /s/ Terry L. Kendall
                                             --------------------
                                             Terry L. Kendall
                                             President



Attest:

/s/ Bernard R. Beckerlegge
--------------------------
Bernard R. Beckerlegge
Secretary









































                                      -3-
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                   CERTIFICATE OF AMENDMENT
                             OF THE
               RESTATED ARTICLES OF INCORPORATION
                               OF
             GOLDEN AMERICAN LIFE INSURANCE COMPANY

     We, the undersigned officer of Golden American Life
Insurance Company, a corporation subject to the provisions of Chapter 300 of the Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted as of the 16th day of April, 1991, written authorization of the sole stockholder:

     VOTED: That the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

     "FIRST":  The name of the Corporation is MB Variable Life
Insurance Company".

     VOTED:  That all other paragraphs of the Restated
Certificate of Incorporation shall remain unchanged.

     VOTED: That the directors and officers of the Corporation be, and they hereby are, authorized to do and cause to be done all things in their judgment necessary or advisable to effect the amendment of the Restated Certificate of Incorporation of the Corporation.

     The undersigned, Fred H. Davidson and Bernard R. Beckerlegge, the President and Secretary, respectively, of Golden American Life Insurance Company, do hereby certify that the foregoing Certificate of Amendment of the Restated Articles of Incorporation of Golden American Life Insurance Company is a true and correct copy of such Certificate and contains therein a true and correct copy of the Resolution of The Mutual Benefit Life Insurance Company, the sole stockholder of Golden American Life Insurance Company as of this 17th day of April, 1991.

                         /s/ Fred H. Davidson
                         -----------------------------
                         Fred H. Davidson, President


                         /s/ Bernard R. Beckerlegge
                         -----------------------------
                         Bernard R. Beckerlegge, Secretary

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                        STATE OF DELAWARE
                                        SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 10:00 am 02/22/1995
                                        950040023-2365510
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                   CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
             GOLDEN AMERICAN LIFE INSURANCE COMPANY

     Golden   American  Life  Insurance  Company,  a  corporation
organized  and  existing  under and  by  virtue  of  the  General
Corporation Law of the State of Delaware (the "Corporation"),
     DOES HEREBY CERTIFY:

     FIRST: that the Board of Directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

     RESOLVED,  that  Article IV of the Restated  Certificate  of
Incorporation of the Corporation be amended to read in full as follows:

     The total number of shares of stock which the corporation shall have authority to issue is 300,000, consisting of 50,000 shares of preferred stock, par value $5,000 per share, and 250,000 shares of common stock, par value $10.00 per share.

                             PART I

              SERIES OF REDEEMABLE PREFERRED STOCK

          Section 1.  DESIGNATION AND NUMBER OF SHARES.

          This series of Preferred Stock shall be designated the "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be ten thousand (10,000).

          Section 2.  RANK.

          The  Series  A Preferred Stock shall,  as  to  the
     distribution   of   assets   upon   the    liquidation,
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     dissolution or winding up of the Corporation, rank  (i)
     prior to the common stock of the Corporation, par value $10.00 per share of (the "Common Stock"), and any other capital stock of the Corporation (other than any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock) (such securities, other than those described in
     the   immediately   preceding   parenthetical   clause,
     collectively   referred  to  herein  as   the   "Junior
     Securities") and (ii) on a parity with any other  class
     or   series  of  a  class  of  capital  stock  of   the
     Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the
     liquidation,   dissolution  or  winding   up   of   the
     Corporation with the shares of the Series A Preferred Stock (the "Parity Securities").

          Section 3.  DIVIDENDS.

     (a) The holders of the Series A Preferred Stock shall be entitled to receive, when as and if declared by the Board of Directors of the Corporation (the "Board"), out of funds legally available therefor, cash dividends in an amount equal to the Applicable Dividend Rate (as defined in Section 3(b) below) multiplied by the Redemption Price (as defined in Section 4(a) below). Such dividends shall be payable quarterly on the last Business Day (as defined in Section 3(b) below) of March, June, September, and December of each year (each such date being referred to herein as a "Quarterly
     Dividend Payment Date") commencing March 31, 1995. Each such dividend shall be payable to holders of record of shares of Series A Preferred Stock, as they appear on the stock record books of the Corporation at the close of business on the record date for such dividend, which record date shall be fixed by the Board and shall be not more than 60 days nor less than 10 days prior to the Quarterly Dividend Payment Date for such dividend. Such dividends shall begin to accrue and be cumulative from the date on which the first shares of Series A Preferred Stock are issued, whether or not there shall be funds legally available for the payment thereof and whether or not the Board shall have declared such dividends.
                               -2-
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          (b)  For  purposes  of this Section  3,  the  term
     "Applicable Dividend Rate" shall mean a percentage not to exceed the sum of (i) 1.5% and (ii) the highest "Prime Rate" as published under the "Money Rates" subsection in THE WALL STREET JOURNAL on (A) December 30, 1994 for purposes of determining the Applicable Dividend Rate for the dividend payable on March 31, 1995 or (B) the Quarterly Dividend Payment Date for the immediately preceding quarterly period (whether or not a dividend was actually declared and paid for such period) for purposes of determining the Applicable Dividend Rate for dividends payable after March 31,
     1995.   For  purposes  of  this  Section  3,  the  term
     "Business Day" shall mean a day on which the New York Stock Exchange is open for trading.

          (c) When dividends are not paid in full upon the Series A Preferred Stock, any dividends declared or paid upon shares of Series A Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts or dividends declared or paid, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any Parity Securities which may be in arrears.

          (d) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all quarterly periods ending on or prior to the date of payment of dividends on any Junior Securities, no dividends shall be declared or paid or sum set apart for such payment or any other distribution made on or with respect to such Junior Securities for any period, other than dividends payable or distributions made in shares of Junior Securities.

          (e) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid of declared and a sum set apart sufficient for payment by the Corporation on the Series A Preferred Stock for all

                               -3-
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     quarterly periods ending on or prior to the date of any
     event described in clause (i) or (ii) of this Section 3(e), the Corporation shall not, and shall not permit any subsidiary thereof to (i) redeem, purchase, retire or otherwise acquire for any consideration any shares of Series A Preferred Stock, unless (A) all shares of Series A Preferred Stock outstanding shall be redeemed, repurchased, retired or otherwise acquired or (B) the shares of Series A Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or
     (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any
     distribution   in   respect   thereof,   directly    or
     indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (i) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities or (ii) in the case of Parity Securities, pro rata redemptions, purchase,
     retirements   or  acquisitions  so  that  the   amounts
     redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other
     the  same   ratio that accumulated and unpaid dividends
     per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

          Section 4.  REDEMPTION.

     (a) To the extent the Corporation shall have funds legally available therefor, the Corporation may redeem at its option the Series A Preferred Stock in cash, at the option of the Corporation, at any time or from time to time, in whole or in part, at a redemption price in cash of five thousand dollars ($5,000) per share (the "Redemption Price"), together with accrued and unpaid dividends thereon (whether or not declared) through the date fixed by the Corporation for redemption (The "Redemption Date"), without interest.

          (b) At least 30 days but not more than 60 days prior to the Redemption Date, a written notice of such

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     redemption (the "Redemption Notice") shall be given  by
     first  class mail, postage prepaid, to each  holder  of
     record  of  shares  of Series A Preferred  Stock.   The
     Redemption Notice shall be sent to such holder at such holder's address as shown on the records of the Corporation and shall state: (i) the Redemption Date;
     (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; and (iv) the place or places where such holder is to surrender the certificate or certificates for such holder's shares to the Corporation.

          (c) On or after the Redemption Date, each holder of shares of the Series A Preferred Stock which have been redeemed shall present and surrender the certificate or certificates for such holder's shares to the Corporation at the place designated in the Redemption Notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) From and after the Redemption Date (unless default shall be made by the Corporation in payment of the Redemption Price), all rights of the holders of the Series A Preferred Stock with respect to shares that have been redeemed shall cease and terminate, except the right to receive the Redemption Price thereof upon the surrender of certificates representing the same, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          Section 5.  LIQUIDATION.

          (a) the share of Series A Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation transaction"), so that in the event of any

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     Liquidation  transaction,  the  holders  of  shares  of
     Series A Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its
     stockholders,   or  proceeds  thereof,   whether   from
     capital, surplus or earnings before any distribution is made to holders of any Junior Securities, a liquidation
     preference  in  the  amount  per  share  of  Series   A
     Preferred   Stock   equal  to  five  thousand   dollars
     ($5,000), plus an amount equal to all accrued and unpaid dividends (whether or not declared) on the shares of Series A Preferred Stock to the date of final distribution.

          (b) If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof whether from capital, surplus or earnings, distributable among the holders of shares of Series A Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets, surplus funds or proceeds shall be distributable among such holders pro rata in accordance with the amounts that would be payable on such shares of Series A Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidating Transaction, the Corporation shall give written notice thereof to the holders of shares of Series A Preferred Stock, by first class mail, postage prepaid, to such holders' respective addresses as shown on the stock books of the Corporation.

     (c) Neither the consolidation, merger, or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a Liquidation Transaction.

          Section 6.  VOTING RIGHTS.

          The holders of shares of Series A Preferred Stock shall not be entitled to any voting rights except as required by law.

     SECOND:  That in lieu of a meeting and vote of stockholders, the  sole  stockholder of the Corporation has given its unanimous
written  consent to  said  amendment  in   accordance   with  the

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provisions of Section 228 and 242 of the General Corporation  Law
of the State of Delaware.

     THIRD:   That  the aforesaid amendment was duly  adopted  in
accordance  with the applicable provisions of Sections  151,  228 and 242 of the General Corporation Law of the State of Delaware.

     IN  WITNESS  WHEREOF,  said Golden American  Life  Insurance
Company  has  caused this certificate to be signed  by  David  L.
Jacobson,  its Senior Vice President, this 22nd day of  February,
1995.

                          GOLDEN AMERICAN LIFE INSURANCE COMPANY



                          By:  /s/ David L. Jacobson
                          --------------------------
                          David L. Jacobson
                          Senior Vice President


                               -7-

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